Exhibit 10 (yy)

                          First Amendment to the
         DAVID F. TITUS'EXECUTIVE SALARY CONTINUATION AGREEMENT
                            FEBRUARY 14, 2006


The original agreement was dated and signed on July 27, 1993.

The following document outlines the amendments to the original agreement which were agreed upon and signed on February 14, 2006.

ARTICLE 1

Section 1.4

"Said amount shall be payable monthly within sixty (60) days after the 90th day of Disability, for a period of One Hundred eighty (180) months." Change to "Two Hundred forty (240) months".


ARTICLE 3 -

Section 3.1

Retirement. If the Executive retires from active daily employment with the Bank after attaining age fifty-five (55), or upon such later date as may be mutually agreed upon by the Executive and the Bank, The Bank shall pay the Executive the annual sum of Seventy Five Thousand Dollars ($75,000) payable monthly beginning on the first day of the month following such retirement for a period of one hundred eighty months.

Fifty-five (55) - Shall now be changed to Fifty-eight (58)

Seventy Five Thousand Dollars ($75,000) shall be changed to One Hundred Thousand Dollars ($100,000)

ARTICLE 4

4.1.2 Change 180 months to 240 months.

4.1.4. Delete existing section in its entirety and insert the following:

Change in Control. In the event of a Change in Control, should the Executive at his own discretion elect not to continue employment, Executive shall be entitled to payments in accordance with Schedule A under the Column headed "Voluntary Termination of Service by the Executive".

If however there is "Constructive Separation from Service", Executive shall be entitled to payments in accordance with Schedule A, attached hereto under the Column headed "Other Termination of Employment Annual Benefit Amount."

"Constructive Separation from Service" means that the Executive, prior to Retirement Age, for reasons other than Death, Disability, or Termination for Cause, experiences any of the following:

Without the Executive's express written consent, the assignment to the Executive of any material duties or responsibilities inconsistent with the Executive's position;

A reduction by the Bank in the Executive's base salary;

Without the Executive's express written consent, the taking of any action, by the Bank which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any benefit plans, or the reduction of vacation benefits based on years of service in accordance with the Bank's normal vacation policy on the date hereof;

Any failure of the Bank to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated by the Board of Directors on the date hereof;

The Bank requiring the Executive to be based anywhere other than the Santa Rosa or Sonoma County except for required travel on Bank business to an extent substantially consistent with the Executive's present business travel obligations or, in the event the Executive consents to any relocations, the failure of the Bank to pay (reimburse the Executive) for all reasonable moving expenses incurred by the Executive relating to a change of the Executive's principal residence with such relocation.

ARTICLE 5

Section 5.1

"Seventy Five Thousand Dollars ($75,000)" shall be changed to One Hundred Thousand Dollars ($100,000)

"One Hundred Eighty Months (180)" shall be changed to Two Hundred Forty Months (240)



SCHEDULE "A" - Vesting Schedule shall be replaced in its entirety with the Revised Attached Schedule "A" which follows;

                              SCHEDULE "A"
                            Vesting Schedule

    Years of            Voluntary Termination of        Other Termination
    Service               Service by Executive          of Employment
   after 1993            Annual Benefit Amount       Annual Benefit Amount

       1                        $18,514
       2                        $20,453
       3                        $22,595
       4                        $24,961
       5                        $27,574
       6                        $30,463
       7                        $33,651
       8                        $37,175
       9                        $41,067
      10                        $45,368
      11                        $50,119
      12                        $55,367
      13                        $75,000                   $100,000
      14                        $80,000                   $100,000
      15                        $85,000                   $100,000
      16                        $90,000                   $100,000
      17                        $95,000                   $100,000
      18                       $100,000                   $100,000

     IN WITNESS WHEREOF, the Bank has caused this to be duly executed by its Chairman of the Board of Directors and its corporate seal affixed, duly attested by its Secretary, and the Executive has hereunto set his hand at Santa Rosa, California, the 14th day of February, 2006.

EXECUTIVE:                           BANK:

/s/ David F. Titus                       /s/ James B. Keegan, Jr.
-------------------------------------    ---------------------------------
David F. Titus,                          James B. Keegan, Jr.
Executive Vice President                 Chairman of the Board



By: /s/ Patrick R. Gallaher
    ---------------------------------
       Patrick R. Gallaher, Corporate Secretary